Exhibit 10

Amendment to

Key Executive Deferred Compensation Agreement

This Amendment (this “Amendment”) to the Key Executive Deferred Compensation Agreement (the “Agreement”) by and between ALBERTO-CULVER COMPANY (the “Corporation”) and                      (the “Executive”), is made and entered into as of this 13th day of January, 2005.

W I T N E S S E T H:

WHEREAS, the Corporation and the Executive desire to amend the Agreement to change the definition of “Retirement Age” and make additional corresponding changes as set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, the parties hereby agree as follows:

Section 1 Amendments to the Agreement

1.1	Section 1.4 of the Agreement is hereby amended so that Section 1.4 reads in its entirety as follows:

“1.4 ‘Retirement Age’ shall mean the date on which the sum of such Executive’s age and years of service as an employee of the Corporation or a Subsidiary equals or exceeds 75 years.”

1.2	Section 2.1 of the Agreement is hereby amended so that Section 2.1 reads in its entirety as follows:

“2.1 If and only if there has been no Termination of the Executive’s Employment prior to the Executive attaining his Retirement Age, then, upon the Executive’s Retirement, the Corporation shall pay to the Executive the amount of deferred compensation set forth on Exhibit A in the total number of monthly payments and in the amount of each monthly payment as set forth on Exhibit A attached hereto. If the Executive’s Retirement Date occurs after the Executive attains the age of 65, the total amount of deferred compensation set forth on Exhibit A shall be paid to the Executive following his Retirement Date in equal monthly payments, but the total number of monthly payments set forth on Exhibit A shall be reduced by the number of months that the Retirement Date follows the Executive’s attainment of the age of 65, and the amount of each monthly payment shall be increased, so that the total amount of deferred compensation set forth on Exhibit A is fully paid six month’s following the date the Executive reaches his 80th birthday.

The first payment shall be made six months after the Executive’s Retirement Date and each subsequent payment shall be made monthly thereafter.”

1.3	A new Section 5.4 is hereby added to the Agreement so that new Section 5.4 reads in its entirety as follows:

“5.4 It is the intention of the parties that payments under this Agreement conform with the requirements of §409A of the Internal Revenue Code, and the Agreement shall be interpreted accordingly. Without limiting the generality of the foregoing, (a) no payment shall be made until six months after the Executive has incurred a “separation from service” as defined in §409A, and the Executive shall not be required to render any services under Section 5.1 after his Retirement that would prevent him from having incurred a separation from service; (b) no payment to the Executive shall be accelerated to a time earlier than the time for payment provided in this Agreement, by amendment of the Agreement or otherwise, except as permitted by regulations issued under §409A; and (c) if the Corporation reasonably determines that any time or form of payment under this Agreement violates any provision of §409A, the Corporation may amend this Agreement to the minimum extent necessary to cause such time or form of payment to comply with §409A, provided any such amendment shall not adversely affect the Executive.”

1.4	The age set forth under the caption “Retirement Age” for the Executive on Exhibit A shall be deleted and replaced with the words “the date on which the sum of such Executive’s age and years of service as an employee of the Corporation or a Subsidiary equals or exceeds 75 years.”

Section 2 Effective Date This Amendment shall not be effective unless and until both parties have executed this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Executive:	Alberto-Culver Company
(Corporation)

By
	Name:	Gary P. Schmidt
	Title:	Senior Vice President, General Counsel & Assistant Secretary

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